UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2025
Sun Country Airlines Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-40217	82-4092570
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2005 Cargo Road
Minneapolis,	Minnesota	55450
(Address of principal executive offices)		(Zip Code)
(651) 681-3900
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SNCY	The Nasdaq Stock Market LLC
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2025, Sun Country Airlines Holdings, Inc. (the “Company”) announced that the Board of Directors (the “Board”) appointed Wendy Schoppert to the Board, to be effective as of October 1, 2025. Ms. Schoppert will serve as a Class II director whose initial term will expire upon the Company’s 2026 annual meeting of stockholders. Ms. Schoppert has not been appointed as a member of any committee of the Board at this time.

Ms. Schoppert, age 58, is an experienced corporate board director for public and private companies in the retail, consumer products, financial services and health care industries. She currently serves as the Chair of the Board of Directors of The ODP Corporation/Home Depot (NASDAQ: ODP), a position she has held since 2020. Ms. Schoppert also serves on the Board of Directors of DaVita Inc. (NYSE: DVA), a position she has held since July 2023, and Fossil Group, Inc. (NASDAQ: FOSL), a position she has held since May 2025. Ms. Schoppert has previously served on the board of directors of The Hershey Company (NYSE: HSY), Bremer Financial Corporation, and Big Lots, Inc. (NYSE: BIG). Ms. Schoppert’s executive experience includes nine years at Sleep Number, a $1B publicly-held retailer and manufacturer, where she held the roles of EVP/Chief Financial Officer, SVP/Chief Information Officer, SVP of International, Head of Digital, and interim Chief Marketing Officer. Ms. Schoppert brings 12 years of experience in the airline industry, having held roles at America West Holdings Corporation, Northwest Airlines, Inc. and American Airlines, Inc. Ms. Schoppert holds a BA in Mathematics and Operations Research from Cornell University, and an MBA in Finance and General Management from Cornell University.

Ms. Schoppert will receive annual cash retainer fee(s) and an equity-based grant consisting of restricted stock units consistent with the Company’s compensation program for non-employee directors, as disclosed in the Company’s Definitive Proxy Statement filed with the SEC on April 25, 2025. All non-employee directors are also reimbursed for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

There are no arrangements or understandings between Ms. Schoppert and any other persons pursuant to which Ms. Schoppert was selected as a director. There are no transactions, arrangements or relationships between the Company, on the one hand, and Ms. Schoppert, on the other hand, which would disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the appointment of Ms. Schoppert is filed as Exhibit 99.1 attached hereto and is incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 22, 2025	Sun Country Airlines Holdings, Inc.

	By:	/s/ Erin Rose Neale
		Name:	Erin Rose Neale
		Title:	Chief Legal Officer, Senior Vice President, and Corporate Secretary